Exhibit 10.27

Master Agreement Number 500487 dated as of March 13, 2008
Name and Address of Borrower:
Ready Mix, Inc.
3430 East Flamingo Road Suite 100
Las Vegas, NV 89121

Master Loan and Security Agreement Provisions

1.	INTRODUCTION. In consideration of the mutual covenants set forth herein, Borrower and Wells Fargo Equipment Finance, Inc, (“Lender”) hereby enter into this Master Loan and Security Agreement and agree to the terms and conditions set forth herein. Each Loan Schedule that may be executed by Borrower and Lender from time to time pursuant to this Master Loan and Security Agreement shall be deemed to be a separate loan transaction incorporating all of the terms and conditions of this Master Loan and Security Agreement. References in this Master Loan and Security Agreement to Agreement”, “hereunder” and “herein” shall mean a Loan Schedule which incorporates this Master Loan and Security Agreement. References in this Master Loan and Security Agreement to “Loan” shall mean the loan transaction evidenced by a Loan Schedule. Borrower’s execution of a Loan Schedule shall obligate Borrower to make all of the payments set forth in the Loan Schedule. Anything to the contrary notwithstanding, Lender shall have no obligation to enter into or accept any Loan Schedule and no Loan Schedule shall be binding upon Lender until accepted by Lender which acceptance shall be evidenced only by the execution of such Loan Schedule by Lender. This Master Loan and Security Agreement, the related Loan Schedule(s) and the documents referenced in Section 2 below, together with any other agreements and documents required by Lender for individual loans covered by the Loan Schedules, constitute the entire agreement between Lender and Borrower relating to the loans referenced in the Loan Schedules and may be modified only by a written instrument signed by Lender and Borrower. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this Agreement, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction. This Agreement shall in all respects be governed by, and construed in accordance with the substantive laws of the state of Minnesota.

2.	INCORPORATION OF CERTAIN TERMS. The terms and conditions set forth in (a) that certain Master Loan and Security Agreement between The CIT Group/Equipment Financing Inc., as Secured Party and Borrower, as Debtor, dated April 5, 2000, and (b) all addendums, amendments, riders and other related documents thereto. If any, which are together attached hereto as Exhibit A, are collectively referred to herein as the “Old Loan Terms.” Except as otherwise provided herein the Old Loan Terms are deemed incorporated herein by reference and shall be applicable to any Loan Schedule executed by the above named Lender, provided however that as incorporated herein, all references therein to “Lender” shall be deemed to mean the Lender named above and further provided that to the extent that any of the provisions set forth in Sections 1 and 3 herein or in any Loan Schedule conflict with the Old Loan Terms, the provisions set forth in Sections 1 or 3 herein or the Loan Schedule, as the case may be, shall prevail.

3.	ADDITIONAL AGREEMENT TERMS AND CONDITIONS. Borrower hereby agrees that; a) In the event any amount payable under the Agreement shall not be paid when due, Lender shall have the right to assess and Borrower shall pay to Lender as a late charge, 5% of such overdue amount or the maximum late charge allowed by law, whichever is less and payments thereafter received shall be applied first to delinquent installments and than to current installment; b) maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices consistently applied; c) within one hundred and twenty (120) days after the end of each fiscal year, deliver to Lender a balance sheet as at the end of such year and statement of operations for such year, in each case prepared in accordance with generally accepted accounting principles and practices consistently applied and certified by Borrower’s chief financial officer as fairly presenting the financial position and results of operations of Borrower, and, in the case of year-end financial statements, certified by an independent accounting firm acceptable to Lender; d) an event of default shall occur under any indebtedness Borrower may now or hereafter owe to any affiliate of Lender; e) any guarantor of this Agreement of any Loan Schedule shall be subject to all events of default stipulated herein; f) Lender may in its sole

Lender: Wells Fargo Equipment Finance, Inc.		Ready Mix, Inc., Borrower

By:	/s/ [ILLEGIBLE]	By:	/s/ Clint Tryon

Title:	Senior Contract Admin	Title:	CFO, Sec / Treas.

discretion, accept a photocopy, electronically transmitted facsimile or other reproduction of this Agreement and/or a Loan Schedule (a “Counterpart”) as the binding and effective record of this Agreement and/or a Loan Schedule whether or not an ink signed copy here of or thereof is also received by Lender from Borrower, provided, however, that if Lender accepts a Counterpart as the binding and effective record of this Agreement or a Loan Schedule, the Counterpart acknowledged in writing by Lender shall constitute the record hereof or thereof. Borrower agrees that a Counterpart of this Agreement or a Loan Schedule received by Lender, shall, when acknowledged in writing by Lender, constitute an original document for the purposes of establishing the provisions hereof and thereof and shall be legally admissible under the best evidence rule and binding on and enforceable against Borrower. If Lender accepts a Counterpart of a Loan Schedule as the binding and effective record thereof only such Counterpart acknowledged in writing by Lender shall be marked “Original” and to the extent that a Loan Schedule constitutes chattel paper a security interest may only be created in the Loan Schedule that bears Lender’s ink signed acknowledgement and is marked “Original.”, and g) if this Agreement is signed by more than one person as Borrower, the term “Borrower” shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Lender by any Borrower solely or by both or several or all Borrowers jointly or jointly and severally, and all property described in the Agreement shall be included as part of the Collateral, whether it is owned jointly by both or all Borrowers or is owned in whole or in part by one (or more) of them. BORROWER HEREBY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT. TIME IS OF THE ESSENCE WITH RESPECT TO THE OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT.

Page 2 of 2 [ILLEGIBLE]

EXHIBIT A
Master Security Agreement
This Master Security Agreement provides a set of terms and conditions that the parties hereto intend to be applicable to various loan transactions secured by personal property. Each such loan and security agreement shall be evidenced by a schedule of indebtedness and collateral (“Schedule”) executed by Secured Party and Debtor that explicitly incorporates the provisions of this Master Security Agreement and that sets forth specific terms of that particular loan and security contract. Where the provision of a Schedule conflict with the terms hereof the provisions of the Schedule shall prevail. Each Schedule shall constitute a complete and separate loan and security agreement, independent of all other Schedules, and without any requirement of being accompanied by an originally executed copy of this Master Security Agreement. The term “Security Agreement” when used herein shall refer to an individual Schedule.
One originally executed copy of the Schedule shall be denominated “Originally Executed Copy No. 1 of 1 originally executed copies” and such copy shall be retained by Security Party. If more than one copy of the Schedule is executed by Secured Party and Debtor, all such other copies shall be numbered consecutively with numbers greater than 1. Only transfer of possession by Secured Party of Originally Executed Copy No 1. shall be effective for purposes of perfecting an interest in such Schedule by possession.
1. Grant of Security Interest: Description of Collateral.
Debtor grants to Secured Party a security interest in the property described in the Schedules now or hereafter executed by or pursuant to the authority of the Debtor and accepted by Secured Party in writing along with all present and future attachments and accessories thereto and replacements and proceeds thereof including amounts payable under any insurance policy, all hereinafter referred to collectively as “Collateral.” Each Schedule shall be serially numbered. Unless and only to the extent otherwise expressly provided in a Schedule, no Schedule shall replace any previous Schedule but shall be supplementary to all previous Schedules.
2. What Obligations the Collateral Secures.
Each item of Collateral shall secure not only the specific amount which Debtor promises to pay in each Schedule, but also all other present and future indebtedness or obligations of Debtor to Secured Party of every kind and nature whatsoever.
3. Promise to Pay: Terms and Place of Payment.
Debtor promises to pay Secured Party the amounts set forth on each Schedule at the rate and upon such terms as provided therein.
4. Use and Location of Collateral.
Debtor warrants and agrees that the collateral to be used primarily for:
☑ business of commercial purposes (other than agricultural),
☐ agricultural purposes (see definition on the final page), or
☐ both agricultural and business or commercial purposes

Location	109 Delhi	North Las Vegas		NV	89030

	Address	City	Country	State	Zip Code
Debtor and Secured Party agree that regardless of the manner of affixation, the Collateral shall remain personal property and not become part of the real estate. Debtor agrees to keep the Collateral at the location set forth above and will notify Secured Party property in writing of any change in the location of the Collateral within such State, but will not remove the collateral from such State without the prior written consent of Secured Party (except that in the State of Pennsylvania, the Collateral will not be moved from the above location without such prior written consent.
5. Late Charges and Other Fees.
Any payment not made when due shall at the option of Secured Party, bear late charges thereon calculated at the rate of 1 1/2% per month, but in no event greater than the highest rate permitted be relevant law. Debtor shall be responsible for and pay to Secured Party a returned check fee, not to exceed the maximum permitted by law, which fee will be equal to the sum of (i) the actual bank charges incurred by Secured Party plus (ii) all other actual costs and expenses incurred by Secured party. The returned check fee is payable upon demand as indebtedness secured by the Collateral under this Security Agreement.

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6. Debtor Warranties and Representations.
Debtor’s warrants and represents;
(a)	that Debtor is justly indebted to Secured Party for the full amount of the indebtedness set forth on each Schedule;

(b)	that except for the security interest granted hereby, the Collateral is free from and will be kept free from all liens, claims, security interests and encumbrances;

(c)	that no financing statement covering the Collateral or any proceeds thereof is on file in favor of anyone other than Secured Party, but if such other financing statement is on file, it will be terminated of subordinated;

(d)	that all information supplied and statements made by Debtor in any financial, credit or accounting statement of application for credit prior to contemporaneously with or subsequent to the execution of this Security Agreement with respect to this transaction are and shall be true correct valid and genuine; and

(e)	that Debtor has full authority to enter into this agreement and in so doing it is not violating its charter or by laws, any law or regulation agreement with third parties, and it has taken all such action as may be necessary or appropriate to make this Security Agreement binding upon it.
7. Debtor’s Agreements.
Debtor agrees:
(a)	to defend at Debtor’s own cost any action, proceeding, claim affecting the Collateral;
(b)	To pay reasonable attorneys lees (at least 15% of the unpaid balance if not prohibited by law) and other expenses incurred by Secured Party in enforcing its rights against Debtor under this Security Agreement;
(c)	to pay promptly all taxes, assessments, license lees and other public or private charges when levied or assessed against the Collateral or the Security Agreement and this obligation shall survive the termination of this Security Agreement;
(d)	that if a certificate of title be required or permitted by law, Debtor shall obtain such certificate with respect to the Collateral showing the security interest of Secured Party thereon and in any event do everything necessary or expedient to preserve or perfect the security interest of Secured Party;
(e)	that Debtor will not misuse, fail to keep in good repair secrete or without the prior written consent of Secured Party, sell, rent lend, encumber or transfer any of the Collateral notwithstanding Secured Party’s right to proceeds;
(f)	that Secured Party may enter upon Debtor’s premises or wherever the Collateral may be located at any reasonable time to inspect the Collateral and Debtor’s books and records pertaining to the Collateral and Debtors shall assist Secured Party in making such inspection; and
(g)	that the security interest granted by Debtor to Secured Party shall continue effective irrespective of any retaking or redelivery of any Collateral and irrespective of the payment of the amount described in any Schedule so long as there are any obligations of any kind, including obligations under guaranties or assignments, owed by Debtor to Secured Party, provided however, upon any assignment of this Security Agreement the Assignee shall thereafter be deemed for the purpose of this Paragraph the Secured Party under this Security Agreement.
8. Insurance and Risk of Loss.
All risk of loss, damage to or destruction of the Collateral shall at all times be on Debtor. Debtor will procure forthwith and maintain at Debtor’s expense insurance against all risks of loss or physical damage to the Collateral for the full insurable value thereof for the life of this Security Agreement plus breach of warranty insurance and such other insurance thereon in amounts and against such risks as Secured Party may specify, and shall promptly deliver each policy to Secured party with a standard long-term mortgage endorsement attached thereto showing loss payable to Secured Party and providing Secured Party with not less than 30 days written notice of cancellation, each such policy shall be in form, terms and amount and with insurance carriers satisfactory to Secured Party Secured Party’s acceptance of policies in lesser amounts or risks shall not be a waiver of Debtor’s foregoing obligations. As to Secured Party’s interest in such policy, no act or omission of Debtor or any of its officers, agents, employees or representatives shall affect the obligations of the insurer to pay the full amount of any loss.
Debtor hereby assigns to Secured Party any monies which may become payable under any such policy of insurance and irrevocably constitutes and appoints Secured Party as Debtor’s attorney in fact (a) to hold each original insurance policy. (b) to make, settle and adjust claims under each policy of insurance. (c) to make claims for any monies which may become payable under such and other insurance on the Collateral including returned or unearned premiums, and (d) to endorse Debtor’s name on any check draft or other instrument received in payment of claims of returned or unearned premiums under each policy and to

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apply the funds to the payment of the indebtedness owing to Secured Party, provided, however, Secured Party is under no obligation to do any of the ongoing.
Should Debtor fail to furnish such insurance policy to Secured Party, or to maintain such policy in full force or to pay any premium in whole or in part relating thereto then Secured Party, without waiving or releasing any default or obligation by Debtor may (but shall be under no obligation to) obtain and maintain insurance and pay the premium therefore on behalf of Debtor and charge the premium to Debtor’s indebtedness under this Security Agreement. The full amount of any such premium paid by Secured Party shall be payable by Debtor upon demand and failure to pay same shall continue an event of default under this Security Agreement.
9. Events of Default Acceleration.
A very important element of this Security Agreement is that Debtor make all its payments promptly as agreed upon. It is essential that the Collateral remain in good condition and adequate security for the indebtedness. The following are events of default under this Security Agreement which will allow Secured Party to take such action under this Paragraph and under paragraph 10 as it deems necessary:
(a)	any of Debtor’s obligations to Secured Party under any agreement with Secured Party is not paid promptly when due;
(b)	Debtor breaches any warranty or provision hereof, or of any note or of any other instrument or agreement delivered by Debtor to Secured Party in connection with this or any other transaction;
(c)	Debtor dies, becomes insolvent or ceases to do business as a going concern;
(d)	it is determined that Debtor has given Secured Party materially misleading information regarding its financial condition;
(e)	any of the Collateral is lost or destroyed;
(f)	a complaint in bankruptcy or for arrangement or reorganization or for relief under any insolvency law is filed by or against Debtor or Debtor admits its inability to pay its debts as they mature;
(g)	property of Debtor is attached or receiver is appointed for Debtor;
(h)	whenever Secured Party in good faith believes the prospect of payment or performance is impaired or in good faith believes the Collateral is insecure;
(i)	any guarantor, surety or endorser for Debtor dies or defaults in any obligation or liability to Secured Party or any guaranty obtained in connection with this transaction is terminated or breached.
If Debtor shall be in default hereunder, the indebtedness described in each Schedule and all other indebtedness then owing by Debtor to Secured Party under this or any other present or future agreement (collectively the “Indebtedness”) shall, if Secured Party shall so elect become immediately due and payable. After acceleration:
(a)	the unpaid principal balance of the indebtedness described in any Schedule in which interest has been precomputed shall bear interest at the rate of 18% per annum (or, if less the maximum rate permitted by law) until paid in full; and
(b)	the unpaid principal balance of the indebtedness described in any Schedule in which interest has not been precomputed shall bear interest at the same rate as before acceleration until paid in full.
In no event shall the Debtor upon demand by Secured Party for payment of the indebtedness by acceleration of the maturity thereof or otherwise, be obligated to pay any interest in excess of the amount permitted by law. Any acceleration of the indebtedness, if elected by Secured Party shall be subject to all applicable laws including laws relating to rebates and refunds of unearned charges.
10. Secured Party’s Remedies After Default; Consent to Enter Premises.
Upon Debtor’s default and at any time thereafter, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, including the right to any deficiency remaining after disposition of the Collateral for which Debtor hereby agrees to remain fully liable. Debtor agrees that Secured Party, by itself or its agent may without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the real or apparent control of Debtor or any agent of Debtor where the Collateral may be, or where Secured Party believes the Collateral may be, and disassemble, render unusable and/or repossess all or any item of the collateral, disconnecting and separating all Collateral from any other property and using all force necessary. Debtor expressly waives all further rights to possession of the Collateral after default and all claims for injuries suffered through or loss caused by such entering and/or repossession. Secured Party may require Debtor to assemble the Collateral and return it to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

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Secured Party may sell or lease the Collateral at a time and location of its choosing provided that the Secured Party acts in good faith and in a commercially reasonable manner. Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition of the Collateral is to be made. Unless otherwise provided by law the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown herein at least ten days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling and the like shall include reasonable attorneys fees (at least 15% of the outstanding principal balance if not prohibited by law) and other legal expenses. Debtor understands that Secured Party’s rights are cumulative and not alternative.
11. Waiver of Defaults; Agreement inclusive.
Secured Party may in its sole discretion waive a default, or cure, at Debtor’s expense, a default. Any such waiver in a particular instance or of a particular default shall not be a waiver of other defaults or the same kind of default at another time. No modification or change in this Security Agreement or any related note. Instrument or agreement shall bind Secured Party unless in writing signed by Secured Party. No oral agreement shall be binding.
12. Financing Statements; Certain Expenses.
If permitted by law Debtor authorizes Secured Party to file a financing statement with respect to the Collateral signed only by Secured Party, and to file a carbon, photograph or other reproduction of this Security Agreement or of a financing statement. At the request of Secured Party, Debtor will execute any financing statements, agreements or documents. In form satisfactory to Secured Party which Secured Party may deem necessary or advisable to establish and maintain a perfected security interest in the Collateral and will pay the cost of filing or recording the same in at public offices deemed necessary or advisable by Secured Party. Debtor also agrees to pay all costs and expenses incurred by Secured Party in conducting UCC, tax or other lien searches against the Debtor of the Collateral and such other fees as may be agreed.
13. Waiver of Defenses Acknowledgment.
If Secured Party assigns this Security Agreement to a third party (“Assignee”), then after such assignment:
(a)	Debtor will make all payments directly to such Assignee at such place as Assignee may from time to time designate in writing;

(b)	Debtor agrees that it will some all claims, defenses, setoffs and counterclaims it may have against Secured Party directly with Secured Party and will not set up any such claim, defense, setoffs or counterclaim against Assignee, Secured Party hereby agreeing to remain responsible therefor,

(c)	Secured Party shall not be Assignee’s agent for any purpose and shall have no authority to change or modify this Security Agreement or any related document or instrument; and

(d)	Assignee shall have all of the rights and remedies of Secured Party hereunder but none of Secured Party’s obligations.
14. Miscellaneous.
Debtor waivers all exemptions, Secured Party may correct patent errors herein and fill in such blanks as serial numbers, date of first payment and the like. Any provisions hereof contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof.
Debtor and Secured Party each hereby waive any right to a trial by jury in any action or proceeding with respect to, in connection with, or arising out of this Security Agreement, or any note or document delivered pursuant to this Security Agreement. Except as otherwise provided herein or by applicable law, the Debtor shall have no right to prepay the indebtedness described in any Schedule. Debtor acknowledges receipt of a true copy and waives acceptance hereof.
If Debtor is a corporation this Security Agreement is executed pursuant to authority of its Board of Directors. Except where the context otherwise requires, “Debtor” and “Secured Party” include the heirs, executors or administrators, successors or assigns of those parties; nothing herein shall authorize Debtor to assign this Security Agreement or its rights in and to the Collateral. If more than one Debtor executes this Security Agreement, their obligations under this Security Agreement shall be joint and several.
If at any time this transaction would be usurious under applicable law, than regardless of any provision contained in this Security Agreement or in any other agreement made in connection with this transaction it is agreed that:
(a)	the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon this Security Agreement or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law and any excess shall be credited to the Debtor; and

(b)	if Secured Party elects to accelerate the maturity of, or if Secured Party permits Debtor to prepay the indebtedness described in Paragraph 3, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in this Security Agreement or otherwise shall be credited to Debtor automatically as of the date of acceleration or prepayment.

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15. Special Provisions.
See Special Provisions Instructions.
Dated: 4-5 00
Debtor:
Ready Mix, Inc.

Name of individual corporation or partnership

By:	/s/ [ILLEGIBLE]	Title:	Vice President

If corporation, have signed by President, Vice President or Treasurer, and give official title.
If owner or partner, state which
109 Delhi

Address

North Las Vogas	NV	89030

City	State	Zip Code
Secured Party:
The CIT Group/Equipment Financing, Inc.

Name of individual corporation or partnership

By:	/s/ [ILLEGIBLE]	Title:	Agent

If corporation give official title. If owner or partner state which
P.O. Box 27248

Address

Tampe	AZ:	B5285-7248

City	State	Zip Code

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If Debtor is a partnership, owner:
Partners’ names	Home addresses
NOTICE: Do not use this form for transactions for personal, family or household purposes. For agricultural and other transactions subject to Federal or State regulations, consult legal counsel to determine documentation requirements.
Agricultural purposes generally means farming, including dairy farming, but it also includes the transportation, harvesting, and processing of farm, dairy, or forest products if what is transported, harvested, or processed is farm, dairy, or forest products grown or bred by the user of the equipment itself. It does not apply, for instance, to a logger who harvests someone else’s forest or a contractor who prepares land or harvests products on someone else’s farm.

SPECIAL PROVISIONS INSTRUCTIONS: The notations to be entered in the Special Provisions section of this document for use in ALABAMA, FLORIDA, GEORGIA, IDAHO, NEVADA, NEW HAMPSHIRE, OREGON, SOUTH DAKOTA and WISCONSIN are shown in the applicable State pages of the Loans and Motor Vehicles Manual.

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